SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

MKS Instruments, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 5, 2008
IMPORTANT
PROXY STATEMENT
VOTING SECURITIES AND VOTES REQUIRED
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL ONE ELECTION OF DIRECTORS
BOARD RECOMMENDATION
DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
PENSION BENEFITS
NONQUALIFIED DEFERRED COMPENSATION
DIRECTOR COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING
IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

MKS INSTRUMENTS, INC.
2 TECH DRIVE, SUITE 201
ANDOVER, MASSACHUSETTS 01810

March 17, 2008

Dear shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of MKS Instruments, Inc. to be held on Monday, May 5, 2008, at 10:00 a.m. at the Wyndham Boston Andover Hotel, 123 Old River Road, Andover, Massachusetts 01810.

The enclosed notice of Annual Meeting and proxy statement describe the business to be transacted at the Annual Meeting and provide additional information about us that you should know when voting your shares. The principal business at the Annual Meeting will be to elect Class III Directors and ratify the selection of the independent registered public accounting firm for fiscal 2008.

Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return your Proxy Card promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your Proxy Card.

On behalf of MKS, I would like to express our appreciation for your continued interest in our company.

Sincerely,

LEO BERLINGHIERI
Chief Executive Officer and President

MKS INSTRUMENTS, INC.
2 TECH DRIVE, SUITE 201
ANDOVER, MASSACHUSETTS 01810

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 5, 2008

To the shareholders:

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Shareholders of MKS INSTRUMENTS, INC., a Massachusetts corporation, will be held on Monday, May 5, 2008 at 10:00 a.m. at the Wyndham Boston Andover Hotel, 123 Old River Road, Andover, Massachusetts 01810. At the meeting, shareholders will consider and vote on the following matters:

1.	To elect three Class III Directors, each for a three year term; and

2.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2008.

The shareholders will also act on any other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on February 29, 2008 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or adjournments thereof. Our stock transfer books will remain open for the purchase and sale of our Common Stock.

A copy of our Annual Report to Shareholders for the year ended December 31, 2007, which contains consolidated financial statements and other information of interest to shareholders, accompanies this Notice and the enclosed Proxy Statement. These materials may be accessed on our website at www.mksinstruments.com/ProxyMaterials.

If you would like to attend the Annual Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Annual Meeting a letter from the nominee confirming your beneficial ownership of such shares. In order to vote your shares at the Annual Meeting, you must obtain from the nominee a proxy issued in your name. You must also bring a form of personal identification.

By Order of the Board of Directors,

RICHARD S. CHUTE
Secretary

Andover, Massachusetts
March 17, 2008

IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE PROMPTLY SIGN, DATE, AND RETURN THE ENCLOSED PROXY. PROMPTLY SIGNING, DATING, AND RETURNING THE PROXY WILL SAVE US THE EXPENSE AND EXTRA WORK OF ADDITIONAL SOLICITATION. AN ADDRESSED ENVELOPE FOR WHICH NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR STOCK AT THE ANNUAL MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.

MKS INSTRUMENTS, INC.
2 TECH DRIVE, SUITE 201
ANDOVER, MASSACHUSETTS 01810

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MKS Instruments, Inc., a Massachusetts corporation, for use at the 2008 Annual Meeting of Shareholders to be held on May 5, 2008, at 10:00 a.m. at the Wyndham Boston Andover Hotel, 123 Old River Road, Andover, Massachusetts 01810, and at any adjournment or postponement thereof (the “Annual Meeting”).

All proxies will be voted in accordance with the shareholders’ instructions. If no choice is specified in the proxy, the shares will be voted in favor of the matters set forth in the accompanying Notice of 2008 Annual Meeting of Shareholders. Any proxy may be revoked by a shareholder at any time before its exercise by delivery of written revocation to the Secretary. Attendance at the Annual Meeting will not in itself be deemed to revoke a proxy unless the shareholder gives affirmative notice at the Annual Meeting that the shareholder intends to revoke the proxy and vote in person.

VOTING SECURITIES AND VOTES REQUIRED

At the close of business on February 29, 2008, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were issued and outstanding and entitled to vote 51,598,845 shares of our common stock, no par value per share (the “Common Stock”). Each share entitles the record holder to one vote on each matter submitted at the Annual Meeting.

Under our Amended and Restated By-Laws (the “By-Laws”), the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including “broker non-votes” and shares that abstain or do not vote with respect to a particular proposal to be voted upon) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of Directors. The ratification of PricewaterhouseCoopers LLP, or PwC, requires the approval of the holders of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and voting on the matter.

Shares held by shareholders who abstain from voting as to a particular matter, and “broker non-votes,” which are shares held in “street name” by banks, brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the shares voting on the matter. If the shares you own are held in street name by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you.

THE NOTICE OF ANNUAL MEETING, THIS PROXY STATEMENT AND OUR ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2007 ARE BEING MAILED TO SHAREHOLDERS ON OR ABOUT MARCH 24, 2008. A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”), EXCLUDING EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST TO: INVESTOR RELATIONS DEPARTMENT, MKS INSTRUMENTS, INC., 2 TECH DRIVE, SUITE 201, ANDOVER, MA 01810. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of Common Stock by (i) each of our current directors; (ii) the executive officers named in the Summary Compensation Table below; (iii) each shareholder known to us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; and (iv) all of our directors and executive officers as a group. Unless otherwise indicated in the footnotes to the table, (i) all information set forth in the table is as of January 31, 2008; and (ii) the address for each of our directors and executive officers is: c/o MKS Instruments, Inc., 2 Tech Drive, Suite 201, Andover, Massachusetts 01810.

			Percentage of
	Number of Shares		Common Stock
Name of Beneficial Owners	Beneficially Owned(1)		Beneficially Owned

Named Executive Officers
Leo Berlinghieri	509,244	(2)	*
Ronald C. Weigner	300,805	(3)	*
Gerald G. Colella	258,471	(4)	*
Frank W. Schneider	30,416	(5)
John A. Smith	107,102	(6)
William D. Stewart	63,288	(7)	*
Directors Not Included Above
Cristina H. Amon	1,666	(8)
Robert R. Anderson	92,069	(9)	*
Gregory R. Beecher	10,000	(10)	*
John R. Bertucci	4,565,160	(11)	8.7%
Richard S. Chute	76,500	(12)	*
Peter R. Hanley	0	(13)
Hans-Jochen Kahl	17,806	(14)	*
Louis P. Valente	82,500	(15)	*
Other 5% shareholders
Barclay’s Global Investors, NA and affiliates	3,010,806	(16)	5.5%
45 Fremont Street San Francisco, CA 94105
Dimensional Fund Advisors LP	4,372,695	(17)	8.1%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401
Kornitzer Capital Management, Inc.	3,156,712	(18)	6.0%
5240 West 61st Place Shawnee Missions, KS 66205
Royce & Associates, LLC	8,194,730	(19)	15.1%
1414 Avenue of the Americas New York, NY 10019
All directors and officers as a group (14 persons)	6,155,027	(20)	11.4%

*	Represents less than 1% of the outstanding Common Stock.

(1)	We believe that each shareholder has sole voting and investment power with respect to the shares listed, except as otherwise noted. The number of shares beneficially owned by each shareholder is determined under rules of the Securities and Exchange Commission (the “Commission”), and the information is not necessarily indicative of ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of January 31, 2008 through the exercise of any stock option or other right. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission by such shareholder of beneficial ownership of those shares of Common Stock. Shares of Common Stock which an individual or entity has a right to acquire within the 60-day period following January 31, 2008 pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or entity shown in the table.

(2)	Consists of 62,500 shares held directly by Mr. Berlinghieri and 446,744 shares subject to options exercisable or restricted stock units, or RSUs, that are vested or will vest within 60 days of January 31, 2008.

(3)	Consists of 10,000 shares held directly by Mr. Weigner and 290,805 shares subject to options exercisable or RSUs that are vested or will vest within 60 days of January 31, 2008.

(4)	Consists of 14,024 shares held directly by Mr. Colella and 244,447 shares subject to options exercisable or RSUs that are vested or will vest within 60 days of January 31, 2008.

(5)	Consists of 27,084 shares held directly by Mr. Schneider, and 3,332 shares subject to options or RSUs that are vested or will vest within 60 days of January 31, 2008.

(6)	Consists of 2,058 shares held directly by Mr. Smith and 105,044 shares subject to options exercisable or RSUs that are vested or will vest within 60 days of January 31, 2008.

(7)	Consists of 12,663 shares held directly by Mr. Stewart and 50,625 shares subject to options exercisable or RSUs that are vested or will vest within 60 days of January 31, 2008.

(8)	Consists of 1,111 shares directly held by Ms. Amon and 555 shares subject to options exercisable or RSUs that are vested or will vest within 60 days of January 31, 2008.

(9)	Consists of 30,000 shares held directly by Mr. Anderson and 62,069 shares subject to options exercisable or RSUs that are vested or will vest within 60 days of January 31, 2008.

(10)	Consists solely of RSUs that are vested or will vest within 60 days of January 31, 2008.

(11)	Consists of 2,186,580 shares held directly by Mr. Bertucci, 2,369,761 shares held directly by Mr. Bertucci’s wife and 8,819 shares subject to options exercisable within 60 days of January 31, 2008.

(12)	Consists solely of options exercisable or RSUs that are vested or will vest within 60 days of January 31, 2008.

(13)	Mr. Hanley, who was elected a director effective as of March 1, 2008, did not own any equity at January 31, 2008.

(14)	Consists of 2,987 shares held directly by Mr. Kahl and 14,819 shares subject to options exercisable or RSUs that are vested or will vest within 60 days of January 31, 2008.

(15)	Consists solely of options exercisable or RSUs that are vested or will vest within 60 days of January 31, 2008.

(16)	Based on information set forth in Schedule 13G/A filed by Barclays Global Investors, NA (which reported ownership of 1,393,789 shares), Barclays Global Fund Advisors (which reported ownership of 1,566,041 shares), and Barclays Global Investors, Ltd (which reported ownership of 50,976 shares) located at Murray House, 1 Royal Mint Court, London, England EC3N 4HH, filed on January 31, 2008 reporting stock ownership at December 31, 2007.

(17)	Based on information set forth in Schedule 13G/A filed by Dimensional Fund Advisors LP on February 6, 2008, reporting stock ownership as of December 31, 2007, in which Dimensional Fund Advisors, Inc. disclaims beneficial ownership of such securities.

(18)	Based on information set forth in Schedule 13G filed by Kornitzer Capital Management, Inc. on February 19, 2008, reporting stock ownership as of December 31, 2007.

(19)	Based on information set forth in Schedule 13G filed by Royce & Associates, LLC on behalf of itself and its affiliates, on January 30, 2008, reporting stock ownership as of December 31, 2007.

(20)	Consists of 4,758,768 outstanding shares beneficially held by such persons and 1,396,259 shares subject to options exercisable or RSUs that are vested or will vest within 60 days of January 31, 2008.

To our knowledge, there are no voting trusts or similar arrangements among any of the foregoing persons or entities with respect to the voting of shares of Common Stock.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our By-Laws provide for a Board of Directors that is divided into three classes. The term of the Class I Directors expires at the 2009 Annual Meeting, the term of the Class II Directors expires at the 2010 Annual Meeting and the term of the Class III Directors expires at the 2008 Annual Meeting. Robert R. Anderson, Gergory R. Beecher and John R. Bertucci are currently proposed for election to serve as Class III Directors for a term to expire at the 2011 Annual Meeting. Each nominee has consented to being named herein, and, if elected, to serve as a director until his successor is duly elected and qualified.

Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for an individual director will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the nominees named below. The Board of Directors expects that each of the nominees named below will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxies will be voted for the election of a substitute nominee to be designated by the Board of Directors.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE ELECTION OF ROBERT R. ANDERSON, GREGORY R. BEECHER AND JOHN R. BERTUCCI TO SERVE AS CLASS III DIRECTORS IS IN THE BEST INTERESTS OF MKS AND OUR SHAREHOLDERS AND THEREFORE RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

DIRECTORS

Set forth below are the names and ages of each member of the Board of Directors (including those who are nominees for election as Class III Directors) and the positions and offices held, principal occupation and business experience during the past five years, the names of other publicly held companies of which the individual serves as a director and the year of commencement of the term as our director. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of January 31, 2008, appears in this proxy statement under the heading “Security Ownership of Certain Beneficial Owners and Management.”

			Class to Which
Name	Age	Position	Director Belongs

*John R. Bertucci	67	Director, Chairman	III
Cristina H. Amon(2)	51	Director	II
*Robert R. Anderson(1)(3)	70	Director	III
*Gregory R. Beecher(1)	50	Director	III
Leo Berlinghieri	54	Director, Chief Executive Officer and President	I
Richard S. Chute(2)	69	Director, Secretary	II
Peter R. Hanley	68	Director	II
Hans-Jochen Kahl(2)(3)	68	Director	I
Louis P. Valente(1)(3)	77	Director	I

(1)	Member of Audit Committee

(2)	Member of Nominating and Corporate Governance Committee

(3)	Member of Compensation Committee

*	Nominee for election at this meeting

John R. Bertucci

Mr. Bertucci has served as our director since 1974, and has been Chairman of the Board of Directors since November 1995. Mr. Bertucci served as Executive Chairman from July 2005 until December 2006. In connection with his retirement as Executive Chairman, Mr. Bertucci was available for consultation with us for up to ten hours per month until December 2007. Mr. Bertucci served as Chief Executive Officer for us from November 1995 to July 2005 and served as President from 1974 to May 1999 and again from November 2001 to April 2004. From 1970 to 1974, he was our Vice President and General Manager. Mr. Bertucci has an M.S. in Industrial Administration and a B.S. in Metallurgical Engineering from Carnegie Mellon University. Mr. Bertucci is a member of the Board of Trustees of Carnegie Mellon University, past Chairman and a member of the Executive Board of The Massachusetts High Technology Council, and a member of the Board of Trustees of several other non-profit organizations.

Cristina H. Amon

Ms. Amon has served as our director since 2007. She has served as the Dean, faculty of Applied Science and Engineering, Alumni Chair Professor of Bioengineering and a member of the Department of Mechanical and Industrial Engineering at the University of Toronto since July 2006. Prior to that, Ms. Amon served at Carnegie Mellon University, as Director of the Institute for Complex Engineered Systems from September 1999 until July 2006, and was a Raymond Lane Distinguished Professor, Mechanical Engineering and Biomedical Engineering from September 2001 until July 2006. Ms. Amon is the Nominating Committee Chair for the American Association for the Advancement of Science (AAAS) and Executive Board Member of the American Society of Mechanical Engineers (ASME), Electronic and Photonic Packaging division. She also serves as Executive Board Member of the American Society Engineering Education (ASEE), Engineering Deans Council and serves on the External Advisory Board for the Department of Mechanical and Aerospace Engineering at the University of Texas. She is a member of the NAE (National Academy of Engineering) and Fellow of AAAS, ASEE, ASME, EIC and IEEE.

Robert R. Anderson

Mr. Anderson has served as our director since January 2001. Mr. Anderson is a private investor. From October 1998 to October 2000, Mr. Anderson served as Chairman of Yield Dynamics, Inc., a private semiconductor control software company. He also served as CEO of Yield Dynamics from October 1998 to April 2000. Mr. Anderson also served as CEO of Silicon Valley Research, Inc., a semiconductor design automation software company, from December 1996 to August 1998 and as Chairman from January 1994 to January 2001. Mr. Anderson currently serves as a director, a member of the Audit Committee and a member of the Nominating and Corporate Governance Committee of Aviza Technology, Inc., a manufacturer of semiconductor process equipment. He also serves as a director, Chairman of the Audit Committee and member of the Compensation Committee of Aehr Test Systems, Inc., a manufacturer of semiconductor test and burn-in equipment. He also serves as the President and a director of the Robert Anderson Foundation and as a director of a private company.

Gregory R. Beecher

Mr. Beecher has served as our director since August 2006. Mr. Beecher has served as CFO of Teradyne, Inc., a semiconductor and system level test equipment provider, since 2001. He is a certified public accountant, and was a Partner with PricewaterhouseCoopers LLP from October 1993 to March 2001, working with numerous semiconductor equipment and instruments providers, along with other technology related enterprises.

Leo Berlinghieri

Mr. Berlinghieri has served as our director and as our Chief Executive Officer and President since July 2005. He previously served as President and Chief Operating Officer from April 2004 to July 2005, and as Vice President and Chief Operating Officer from July 2003 until April 2004. From November 1995 to July 2003, he served as Vice President, Global Sales and Service. From 1980 to November 1995, he served in various management positions of MKS, including Manufacturing Manager, Production and Inventory Control Manager, and Director of Customer Support Operations.

Richard S. Chute

Mr. Chute has served as our director since 1974. Mr. Chute was a member of the law firm of Hill & Barlow, a Professional Corporation, from 1971 to January 2003, and is currently an attorney in private practice. Mr. Chute serves as a director of two non-profit corporations.

Peter R. Hanley

Mr. Hanley has served as our director since March 2008. Mr. Hanley served as President of Novellus Systems, Inc. from May 2001 to December 2003. Prior to that, he served as Novellus’ Executive Vice President of Worldwide Sales from June 1992 until May 2001. After his retirement as President, Mr. Hanley served as a part-time employee of Novellus from January 2004 until December 2007. Since January 2008, Mr. Hanley has served as an independent consultant to Novellus, focused on customer sales strategies and executive training. Mr. Hanley serves as a director of a private company.

Hans-Jochen Kahl

Mr. Kahl has served as our director since January 2001. From June 1994 through September 1996, Mr. Kahl served as a consultant to Ebara, a Japanese manufacturer of industrial water pumps and vacuum process equipment for the semiconductor industry. Mr. Kahl was employed by Leybold AG, formerly Leybold-Heraeus GmbH, a leading international manufacturer of vacuum pumps and other vacuum process equipment for the semiconductor industry, from July 1983 to March 1992, where he served as a managing director and was primarily responsible for sales, marketing and strategic planning. From September 1995 to November 2000, he was a director of Applied Science and Technology, Inc. (ASTeX) which was acquired by MKS. Since November 1996, he has served as a director of Solid State Management, a privately held manufacturer of high precision measurement tools.

Louis P. Valente

Mr. Valente has served as our director since February 1996. Mr. Valente is Chairman of Palomar Medical Technologies, Inc., a company which designs, manufactures and markets cosmetic lasers, since September 1997. He has been a director of Palomar Medical Technologies, Inc. since February 1997 and was its President and Chief Executive Officer from May 1997 to May 2002. Mr. Valente is also a director of Surgilight, Inc. and Medical Information Technology, Inc.

Agreements as to Nomination

Mr. Bertucci resigned from his employment effective December 31, 2006. Mr. Bertucci’s employment agreement provided that if Mr. Bertucci resigned from his employment, then, subject to applicable law, our By-Laws and articles of organization and the directors’ fiduciary duties, the Board of Directors shall nominate Mr. Bertucci for election as a Class III director and consider Mr. Bertucci for appointment as Chairman of the Board, until such time as Mr. Bertucci is no longer eligible for nomination as a director.

CORPORATE GOVERNANCE

Board Independence

The Board of Directors has determined that all of the members of the Board of Directors, other than Mr. Bertucci and Mr. Berlinghieri, are independent as defined under the rules of the NASDAQ Stock Market.

In determining Mr. Hanley’s independence, the Board of Directors considered Mr. Hanley’s past and current relationship with Novellus, a significant customer of MKS. The Board considered such factors including, but not limited to, the fact that Mr. Hanley is not a significant shareholder of Novellus and has not been an executive officer of Novellus since December 2003, and that Mr. Hanley’s current role and compensation as a consultant to Novellus does not relate in any way to relationships with that company’s suppliers in general or with us in particular. In determining Mr. Anderson’s independence, the Board of Directors considered Mr. Anderson’s 8.5% interest in Yield Dynamics, a company that we acquired in November 2007. The Board of Directors considered that Mr. Anderson recused himself from any discussion or vote relating to the acquisition of Yield Dynamics and that Mr. Anderson received consideration in the acquisition based only on his pro-rata shareholder interest in the target and that he voluntarily waived his right to receive any post-closing consideration based on the acquired company’s performance.

The Board of Directors has selected Mr. Valente to serve as Lead Director of the Board of Directors. The primary role of the Lead Director is to serve as a liaison between the independent directors and the Chairman of the Board and the Chief Executive Officer and to represent the interest of the independent directors, as appropriate.

Board of Director Meetings and Committees of the Board of Directors

The Board of Directors held five meetings in 2007. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which he or she served. Pursuant to our Corporate Governance Guidelines, directors are encouraged to attend annual meetings of shareholders. All of the directors then serving on the Board attended the 2007 annual meeting of shareholders.

The Board of Directors has established three standing committees — Audit, Compensation and Nominating and Corporate Governance — each of which operates under a charter that has been approved by the Board of Directors. Each committee’s current charter is posted in the Investors link on our website, www.mksinstruments.com, under the heading Corporate Governance.

Compensation Committee

The Compensation Committee consists of Messrs. Anderson, Kahl and Valente (Chairman). The Compensation Committee’s responsibilities include:

•	determining the CEO’s compensation;

•	reviewing and approving, or making recommendations to the Board of Directors with respect to, the compensation of our other executive officers;

•	CEO succession planning;

•	annually reviewing and approving our management incentive bonus plan;

•	reviewing the Compensation Discussion and Analysis required to be included in the annual proxy statement;

•	overseeing and administering our equity incentive plans; and

•	reviewing and making recommendations to the Board of Directors with respect to director compensation.

The Compensation Committee held four meetings in 2007.

Audit Committee

The Audit Committee consists of Messrs. Anderson, Beecher (Chairman) and Valente. The Audit Committee’s responsibilities include:

•	appointing, approving the fees of and assessing the independence of, our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from the independent registered public accounting firm;

•	reviewing and discussing our annual audited financial statements and related disclosures with management and the independent registered public accounting firm;

•	reviewing our quarterly unaudited financial statements;

•	coordinating oversight of our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function;

•	establishing procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, independent registered public accounting firm and management;

•	reviewing any related party transactions; and

•	preparing the Audit Committee report required by Commission rules (which is included on page 30 of this proxy statement).

The Audit Committee held five meetings in 2007.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Ms. Amon, Messrs. Chute (Chairman) and Kahl. The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become members of the Board of Directors;

•	recommending to the Board of Directors the persons to be nominated for election as directors and to each of the Board’s committees; and

•	developing and recommending corporate governance principles to the Board of Directors.

The Nominating and Corporate Governance Committee also oversees the annual self-evaluations of the Board of Directors and each of the Board committees. The Nominating and Corporate Governance Committee held three meetings in 2007.

For information relating to the nomination of directors, see “Director Candidates” below.

Audit Committee Financial Expert

The Board of Directors has determined that each of the three members of the Audit Committee is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

Director Candidates

The Nominating and Corporate Governance Committee recommended to the Board of Directors that the director nominees be nominated by the Board of Directors for election as Class III directors. The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board of Directors.

In considering whether to recommend any particular candidate for inclusion in the Board of Directors’ slate of recommended director nominees, the Nominating and Corporate Governance Committee applies the criteria attached to the Committee’s charter. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all shareholders. Nominees should generally be under the age of 75 at the time of nomination. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.

Shareholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of our Company’s Common Stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, in care of Kathleen F. Burke, Esq., General Counsel, MKS Instruments, Inc., 2 Tech Drive, Suite 201, Andover, MA 01810. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying the same criteria, as it does in considering other candidates.

Shareholders also have the right under our By-Laws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board of Directors, by following the procedures set forth under the heading “Deadline for Submission of Shareholder Proposals for the 2009 Annual Meeting” below.

Communications from Shareholders

The Board of Directors will give appropriate attention to written communications that are submitted by shareholders, and will respond if appropriate.

The Chairman of the Nominating and Corporate Governance Committee, with the assistance of our General Counsel, is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Nominating and Corporate Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Shareholders who wish to send communications on any topic to the Board of Directors should address such communications to the Board of Directors in care of Kathleen F. Burke, Esq., General Counsel, MKS Instruments, Inc., 2 Tech Drive, Suite 201, Andover, MA 01810.

Code of Ethics

Pursuant to Section 406 of the Sarbanes Oxley Act of 2002, we have adopted a written code of business conduct and ethics that applies to all of our directors, officers and employees (including the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions), which is posted in the Investors link on our website, www.mksinstruments.com, under the heading Corporate Governance. We intend to disclose any amendments to, or waivers from, our code of business conduct and ethics on our website.

Compensation Committee Interlocks and Insider Participation

In 2007, the Compensation Committee comprised Messrs. Anderson, Kahl and Valente. James G. Berges served on the committee until May 2007, when he retired as a director and Mr. Kahl replaced him. None of the members were, at any time, officers or employees of us or our subsidiaries, and none of them had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). None of our executive officers serves, or has served, as a member of the Board of Directors or Compensation Committee (or other committee serving an equivalent function) of any other entity which has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

EXECUTIVE OFFICERS

The following is a brief summary of the background of each of our current executive officers, other than Mr. Berlinghieri, whose background is described under the heading “Directors” above:

Gerald G. Colella, Vice President, Chief Business Officer and Acting Group VP, PRG Products, Age 51

Mr. Colella has served as our Vice President and Chief Business Officer since April 2005 and as Acting Group Vice President, PRG Products since July 2007. Prior to that, Mr. Colella served as Vice President, Global Business and Service Operations from October 1997 to April 2005. From March 1996 to October 1997, he served as Director of Materials Planning and Logistics, and from February 1994 to March 1996, he served as Materials Planning and Logistics Manager. Mr. Colella joined us in April 1983 as Purchase Contract Administrator. He holds an M.B.A. from Southern New Hampshire University, Manchester, New Hampshire, as well as a B.A. in Secondary Education from the University of Lowell, Lowell, Massachusetts.

John T.C. Lee, Group Vice President, CIT and Ion Systems Products, Age 45

Mr. Lee has served as our Group Vice President, CIT and Ion Systems Products since October 2007. Prior to joining us, Mr. Lee served as the Managing Director of Factory Technology and Projects within the Solar Business Group at Applied Materials, Inc. from February 2007 until October 2007. From 2002 until 2007, he served as General Manager of the Cleans Product Group and the Maydan Technology Center at Applied Materials. Prior to Applied Materials, Mr. Lee served from 1997 until 2002 as the Research Director of the Silicon Fabrication Research Department at Lucent Technologies and from 1991 until 1997 as a Member of Technical Staff in the Plasma Processing Research Group within Bell Labs. Mr. Lee holds a Ph.D. in Chemical Engineering from the Massachusetts Institute of Technology.

John A. Smith, Vice President and Chief Technology Officer, Age 57

Dr. Smith has served as our Vice President and Chief Technology Officer since January 2005. From December 2002 to January 2005, Dr. Smith served as Vice President of Technology and General Manager of the Instruments and Control Systems Product Group, which comprises Pressure Measurement and Control, Materials Delivery, Gas Composition and Analysis, and Control and Information Technology products. Prior to this position, Dr. Smith served as Vice President and General Manager of Materials Delivery Products and Advanced Process Control, from February 2002 to December 2002. From July 1994 until February 2002, he was Managing Director of MKS Instruments, U.K. Ltd. Dr. Smith has a Ph.D. in electronic engineering from the University of Manchester, U.K.

William D. Stewart, Vice President and General Manager, Vacuum Products Group, Age 63

Mr. Stewart has served as our Vice President and General Manager, Vacuum Products Group since November 1997. From October 1986 to November 1997, he was President of HPS Products, which we acquired in 1986. Mr. Stewart co-founded HPS in 1976. Mr. Stewart has an M.B.A. from Northwestern University and a B.S. in Business Administration from the University of Colorado. Mr. Stewart also serves on the Board of Directors of the Janus Funds.

Ronald C. Weigner, Vice President and Chief Financial Officer, Age 62

Mr. Weigner has served as our Vice President and Chief Financial Officer since November 1995. From September 1993 until November 1995, he served as Vice President and Corporate Controller, and from 1980 to 1993, he served as Corporate Controller. Mr. Weigner is a certified public accountant and has a B.S. in Business Administration from Boston University.

Our executive officers are elected by the Board of Directors on an annual basis and serve until their successors are duly elected and qualified. There are no family relationships among any of our executive officers or directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

The primary objective of our executive compensation program is to attract, retain and motivate the critical talent that is required to execute our business strategy and lead us to achieve our long-term growth and earnings goals.

Our executive compensation program is guided by the following principles:

•	Offer compensation programs that are competitive with programs at companies of similar size and in a similar industry.

•	Reward individual initiative, leadership and achievement.

•	Provide short-term annual performance bonus incentives for management to meet or exceed our earnings goals.

•	Provide long-term equity incentive compensation, such as stock options, restricted stock and restricted stock units, or RSUs, to encourage management to focus on shareholder return.

•	Emphasize our pay-for-performance philosophy.

The Company’s executive compensation program is designed to provide an overall compensation package that is competitive when benchmarked against that of comparable companies. Our goal is to use executive compensation programs to closely align the interests of our management with the interests of shareholders so that our management has incentives to achieve short-term performance goals while building long-term value for our shareholders. We will review our executive compensation programs from time to time in order to determine their competitiveness, and to take into account factors that are unique to us.

Elements of Compensation

The following summarizes the compensation elements for our principal executive officer, principal financial officer, each of the three other most highly compensated executive officers and Frank W. Schneider, our Vice President and General Manager, Ion Systems, who was an executive officer for a portion of 2007 (collectively, the “Named Executive Officers”).

Base Salary

Base salaries are designed to provide executives with a level of predictability and stability with respect to a portion of their total compensation package. In establishing base salaries for executive officers, the Compensation Committee considers the executive’s responsibilities, performance, historical salary levels, internal equity among executives and the base salaries of executives at comparable companies and, with respect to salaries other than that of the Chief Executive Officer, the Chief Executive Officer’s recommendations.

Short-term Incentives

Our Management Incentive Bonus Plan provides a short-term incentive to reward management for reaching our overall earnings goals and those of certain product groups and to reinforce our pay-for-performance philosophy. We believe that our bonus plan provides significant incentive to the executive officers to exceed our financial goals. Each executive is eligible for an annual performance bonus calculated based on a specified target percentage of base salary, called an “Individual Incentive Target.” In 2007, the Individual Incentive Targets were 100% of base salary for Mr. Berlinghieri, 60% of base salary for Mr. Colella, 50% of base salary for Mr. Smith and Mr. Stewart and 45% of base salary for Mr. Weigner and Mr. Schneider. For Named Executive Officers other than Messrs. Stewart and Schneider, annual performance bonuses are based upon achievement of specific corporate pro-forma pre-tax earning goals. For Messrs. Stewart and Schneider, who are General Managers of product groups, 70% of the bonus is based on the corporate objective, while 30% is based on the achievement of annual earnings goals for their respective products group.

The corporate element of the bonus plan formula is calculated as follows:
Base Salary x Individual Incentive Target x Corporate Performance Multiplier

The product group element of the bonus plan formula is calculated as follows:
Base Salary x Individual Incentive Target x Product Group Performance Multiplier

Each of the “Corporate Performance Multiplier” and “Product Group Performance Multiplier” ranges from 0% for achievement below a specified minimum corporate or product group goal, respectively, up to 200% for achievement of a maximum corporate or product group goal. Accordingly, the maximum payout possible for each executive is 200% of his Individual Incentive Target and the minimum payout is zero, with incremental payouts for performance between these levels.

For 2007, we paid a bonus of 55.88% of Individual Incentive Targets to the Named Executive Officers.

Long-Term Incentive Compensation

We provide executives with long-term incentive compensation, in the form of stock options, restricted stock and RSUs in order to:

•	Align executives’ interests with those of the shareholders by allowing executives to share in appreciation in the value of our common stock.

•	Balance the short-term focus of annual short-term incentive compensation with a longer term reward for appreciating our value.

•	Retain executives because equity-based compensation vests over time.

Prior to 2006, we issued primarily stock options. In 2006, we issued restricted stock and in 2007, we began to issue RSUs. We believe that RSUs and restricted stock awards are attractive because they help ensure executives’ interests are aligned with shareholders in both an increasing and declining stock market and because they are preferable to options, which have a relatively high accounting cost as compared to its potential value to the executive. In 2007, the Named Executive Officers received 50% of their total equity grant value in the form of performance-based RSUs and 50% in the form of time-based RSUs to further our pay-for-performance philosophy. These RSUs vest in equal annual installments over three years, subject to achievement of the performance goal with respect to the performance-based portion.

When establishing equity grant levels, the Compensation Committee considers general corporate performance, comparable company grants to comparable executives, executive seniority and experience, the dilutive impact of the grants, previous grant history for each executive, vesting schedules of outstanding equity-based grants, the current stock price and individual contributions to our financial, operational and strategic objectives and, with respect to grants made to individuals other than the Chief Executive Officer, the Chief Executive Officer’s recommendations.

It is our practice to make an initial equity-based grant to all executives at the time they commence employment, in an amount that is consistent with those granted to executive officers in the industry at similar levels of seniority. In addition, we typically make an annual grant of equity-based compensation to executives during the first fiscal quarter of each year. Discretionary equity-based grants may be made throughout the year to provide an incentive to achieve a specific goal or to reward a significant achievement.

Retirement Benefits

Pursuant to employment agreements, we provide supplemental retirement benefits to certain executives including Messrs. Berlinghieri, Colella, Smith and Weigner. These supplemental benefits are designed to reward long service with us and to serve as a significant incentive for these executives to remain with us. In addition, these benefits are designed to provide for supplemental retirement benefits for executives that are not available under our company-wide employee benefit plans due to regulatory limitations on benefit accruals.

In addition, we also provide retiree medical benefits to Messrs. Stewart and Weigner, and their respective spouses, for their lifetimes, upon meeting specified criteria. This benefit was designed to retain Messrs. Stewart and Weigner over the long-term because it is contingent upon the executive maintaining his employment with us until age 62, with specified exceptions.

Perquisites

We offer certain perquisites to the Named Executive Officers to allow executives to focus on corporate strategy and enhancing shareholder value, to provide competitive pay packages and, in certain circumstances, to entertain customers. Examples of these perquisites are car payments, health cost reimbursements and club memberships.

Severance and Change-in-Control Provisions

We have entered into employment agreements with each of the Named Executive Officers, providing for certain severance provisions and benefits associated with various termination scenarios and restricting the officers’ ability to compete with us. In addition, restricted stock agreements and RSU agreements with the Named Executive Officers provide for certain vesting acceleration in the event of a change-in-control. The severance and change-in-control provisions are designed to be competitive in the marketplace, and provide security for Named Executive Officers in the event that we are acquired and their respective position is impacted. They are also intended to protect us from competitive harm by compensating the Named Executive Officers for agreeing to substantial non-compete provisions after termination.

Engagement of Compensation Consultant; Market Comparison

In 2007, the Compensation Committee engaged a compensation consultant, Radford Associates, to serve as an independent advisor to the Compensation Committee regarding compensation for the Board of Directors and executives. The compensation consultant prepared for the Compensation Committee a competitive analysis of compensation for each executive utilizing comparable company compensation data, and size and industry appropriate broad survey data. The Compensation Committee may elect to engage a compensation consultant from time to time in the future. We will review the companies used for benchmarking each year and may change from year-to-year depending on changes in the marketplace, acquisitions, divestitures and business focus of us or comparable companies.

Role of Company Executives

The Chief Executive Officer reviews executive performance with the Compensation Committee and makes recommendations relating to executive compensation. Management develops proposed goals for review and approval by the Compensation Committee for the annual performance bonus and performance-based equity, develops proposals relating to potential changes in compensation programs for review and approval by the Compensation Committee and provides the Compensation Committee and advisors with information necessary to evaluate and implement compensation proposals and programs.

Impact of Accounting and Tax on the Form of Compensation

Impact of Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to public companies for certain compensation in excess of $1.0 million paid to such company’s chief executive officer and other executive officers whose compensation is required to be reported to shareholders pursuant to the Exchange Act by reason of being among the four most highly paid executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the compensation granted to its executive officers in a manner that is intended to avoid disallowance of deductions under Section 162(m). However, because neither our 2004 Stock Incentive Plan (other than with respect to stock options) nor our Management Incentive Bonus Plan is designed to qualify as performance-based compensation under Section 162(m), it is possible that a portion of any bonus payable to, or compensation arising under equity awards granted to, the Chief Executive Officer and certain other executives will not be deductible for federal income tax purposes. The Compensation Committee reserves the right to use its judgment to authorize compensation payments which may be in excess of the Section 162(m) limit when the Committee believes such payments are appropriate, after taking into consideration changing business conditions or the officer’s performance, and are in the best interests of the shareholders.

Impact of SFAS 123R

The Compensation Committee has considered the impact of the Statement on Financial Accounting Standards No. 123R, “Share-Based Payment” (SFAS 123R), on our use of equity incentives as a key retention tool. Because of the significant cost associated with options under SFAS 123R as compared to the potential value delivered, the Compensation Committee elected to grant more efficient equity instruments instead of stock options. Accordingly, it granted to executives restricted stock in 2006 and RSUs beginning in 2007. The Compensation Committee will regularly review its choice of equity instruments taking into account both tax and accounting considerations.

COMPENSATION COMMITTEE REPORT

In 2007, the Compensation Committee comprised Messrs. Anderson, Kahl (who replaced James Berges on May 7, 2007) and Valente. None of the members were, at any time, officers or employees of us or our subsidiaries, and none of them had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. None of our executive officers serves, or has served, as a member of the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity which has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement on Schedule 14A.

Respectfully submitted,

Louis P. Valente, Chairman
Robert R. Anderson, Member
Hans-Jochen Kahl, Member

The Report of the Compensation Committee and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Summary Compensation Table

The following table sets forth the aggregate amounts of compensation earned by our Named Executive Officers in the year ended December 31, 2007.

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
		Salary	Bonus	Stock	Option	Incentive Plan	Compensation	All Other	Total
Name and Principal Position	Year	($)	($)	Awards($)(1)	Awards($)(1)	Compensation ($)(2)	Earnings($)(3)	Compensation($)(4)	($)

Leo Berlinghieri, CEO & President	2007	$483,654	$0	$650,203	$189,866	$270,266	$1,499,711	$26,032	$3,119,732
	2006	$450,001	$0	$457,450	$362,184	$673,558	$438,613	$26,724	$2,408,530
Ronald C. Weigner, VP & Chief Financial Officer	2007	$262,504	$0	$139,086	$71,232	$66,009	$355,926	$35,238	$929,995
	2006	$250,112	$0	$57,261	$153,948	$199,764	$91,308	$34,840	$787,233
Gerald G. Colella, VP, CBO and Acting Group VP, PRG Products	2007	$349,038	$0	$207,029	$90,337	$117,025	$632,818	$43,742	$1,439,999
	2006	$319,110	$0	$80,166	$183,918	$317,763	$253,670	$42,370	$1,196,997
Frank W. Schneider, VP and GM, Ion Products	2007	$234,615	$0	$307,109	$0	$45,922	$0	$32,741	$620,387
John A. Smith, VP and Chief Technology Officer	2007	$284,450	$0	$139,086	$83,103	$79,475	$145,953	$31,631	$763,698
William D. Stewart, VP & GM, Vacuum Products Group	2007	$255,406	$0	$166,903	$87,044	$72,249	$0	$24,936	$606,538
	2006	$244,550	$0	$68,714	$310,716	$195,350	$0	$24,249	$843,579

(1)	Represents the proportionate amount of the total fair value of stock and option awards recognized by us as an expense in the applicable year for financial accounting purposes. The fair values of these awards and the amounts expensed in the year indicated were determined in accordance with SFAS 123R. The awards for which expense is shown in this table include the awards described in the Grants of Plan-Based Awards table of this proxy statement, as well as awards granted in previous years for which we recognized expense in the year indicated. We granted restricted stock to the Named Executive Officers in 2006 and RSUs to the Named Executive Officers in 2007. The assumptions used in determining the grant date fair values of awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K filed with the Commission on February 28, 2008.

(2)	Reflects compensation under the Management Incentive Bonus Plan earned for the year indicated that was paid in the following year. Each executive was eligible for an annual performance bonus calculated based on a specified target percentage of base salary, called an “Individual Incentive Target.” The Individual Incentive Targets for the Named Executives Officers in 2007 were: Mr. Berlinghieri — 100%, Mr. Weigner — 45%, Mr. Colella — 60%, Mr. Smith — 50% and Mr. Stewart — 50%. In 2006, the targets for the 2006 Named Executive Officers were: Mr. Berlinghieri — 75%, Mr. Weigner — 40%, Mr. Colella — 50% and Mr. Stewart — 40%. The maximum bonus payout possible was 200% of this Individual Incentive Target and the minimum payout was zero, with incremental pay-outs for performance between these levels. For all Named Executive Officers other than Messrs. Schneider and Stewart, annual performance bonuses were paid out upon achievement of specific corporate pro forma pre-tax EPS goals. For Messrs. Schneider and Stewart, who are the general managers of product groups, 70% of the bonus was based on this corporate objective, while 30% was based on annual earnings achieved by the respective product group. For 2007, we paid a bonus of 55.88% of Individual Incentive Targets to the Named Executive Officers, and in 2006, we paid 200%.

(3)	For supplement retirement benefits, this reflects the actuarial increase in present value for each year indicated, from the prior fiscal year. For deferred compensation, this reflects the theoretical change in assets from the prior fiscal year. The employment agreements for each Messrs. Berlinghieri, Weigner and Colella provide for supplemental retirement benefits. The employment agreement for Mr. Smith provides for a deferred compensation program.

(4)	The following table details the components of this column:

		Payments	Golf Club	Company Paid	401(K) Matching
Name	Year	for Car	Membership	Health	Contributions	Total

Leo Berlinghieri	2007	$3,291	$5,200	$17,541	$0	$26,032
	2006	$7,462	$5,200	$14,062	$0	$26,724
Ronald C. Weigner	2007	$13,822	$0	$14,666	$6,750	$35,238
	2006	$14,891	$0	$13,349	$6,600	$34,840
Gerald G. Colella	2007	$13,518	$5,200	$18,274	$6,750	$43,742
	2006	$13,222	$5,200	$17,348	$6,600	$42,370
Frank W. Schneider	2007	$15,300	$0	$10,691	$6,750	$32,741
John A. Smith	2007	$10,749	$3,268	$10,864	$6,750	$31,631
William D. Stewart	2007	$12,545	$0	$5,641	$6,750	$24,936
	2006	$12,605	$0	$5,044	$6,600	$24,249

Grants of Plan-Based Awards in Fiscal Year 2007

								All Other	All Other
								Stock	Option	Exercise	Grant Date
		Estimated Future Payouts Under			Estimated Future Payouts			Awards:	Awards:	or Base	Fair Value of
		Non-Equity Incentive Plan			Under Equity Incentive			Number of	Number of	Price of	Stock and
		Awards(2)			Plan Awards(3)			Shares of	Securities	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Underlying	Awards	Awards
Name	Date(1)	($)	($)	(#)	(#)	($)	(#)	Units (#)(4)	Options (#)	($/Sh)	($)(5)

Leo Berlinghieri	3/1/07	$0	$485,000	$970,000	0	17,500	17,500	17,500	—	—	$829,500
Ronald C. Weigner	3/1/07	$0	$118,350	$236,700	0	5,000	5,000	5,000	—	—	$237,000
Gerald G. Colella	3/1/07	$0	$210,000	$420,000	0	7,500	7,500	7,500	—	—	$355,500
	9/17/07	—	—	—	—	—	—	3,000	—	—	$59,640
Frank W. Schneider	3/1/07	$0	$105,750	$211,500	0	5,000	5,000	5,000	—	—	$237,000
John A. Smith	3/1/07	$0	$142,500	$285,000	0	5,000	5,000	5,000	—	—	$237,000
William D. Stewart	3/1/07	$0	$130,000	$260,000	0	6,000	6,000	6,000	—	—	$284,000

(1)	This column shows the date of grant for all equity awards granted in 2007.

(2)	Represents threshold, target and maximum payout levels under the 2007 Management Incentive Bonus Plan. The actual amount of incentive bonus earned by each Named Executive Officer in 2007 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. The following summarizes the individual target bonus for each Named Executive Officer in 2007: Mr. Berlinghieri — 100%, Mr. Weigner — 45%, Mr. Colella — 60%, Mr. Schneider — 45%, Mr. Smith — 50% and Mr. Stewart — 50% (for Messrs. Schneider and Stewart, 70% is Corporate Bonus and 30% is Product Group Bonus). Maximum award opportunities were capped at 200% of the target award for all executives.

(3)	The RSUs vest in equal annual installments over 3 years, subject to achievement of performance criteria.

(4)	Vests in equal installments over 3 years.

(5)	Reflects the grant date fair value of RSUs. The fair value was $23.70 per share for RSUs awarded on March 1, 2007, and $19.88 per share for the RSU granted on September 17, 2007.

Outstanding Equity Awards at 2007 Fiscal Year-End

	Option Awards(1)					Stock Awards(2)
			Equity			Number		Market		Equity Incentive
			Incentive Plan			of Shares		Value of	Equity Incentive	Plan
	Number of	Number of	Awards:			or Units		Shares or	Plan	Awards: Market or
	Securities	Securities	Number of			of Stock		Units of	Awards: Number	Payout Value of
	Underlying	Underlying	Securities			That		Stock	of Unearned	Unearned Shares,
	Unexercised	Unexercised	Underlying	Option		Have		That Have	Shares, Units or	Units or Other
	Options	Options	Unearned	Exercise	Option	Not		Not	Other Rights That	Rights That Have
	Exercisable	Unexercisable	Options	Price	Expiration	Vested		Vested(3)	Have Not Vested	Not Vested(3)
Name	(#)	(#)	(#)	($)	Date	(#)		($)	(#)	($)

Leo Berlinghieri	60,000	0		$6.67	07/09/08	37,500		$717,750	17,500	$334,950
	11,000	0		$32.00	01/04/10	25,000		$478,500
	30,000	0		$17.25	03/21/11	17,500		$334,950
	880	0		$20.02	10/15/11
	125,000	0		$24.50	11/14/11
	30,000	0		$23.50	01/30/12
	466	0		$18.44	06/24/12
	30,000	0		$16.88	11/22/12
	482	0		$12.97	02/07/13
	50,000	0		$17.60	07/01/13
	375	0		$17.60	07/01/13
	35,000	0		$27.11	11/11/13
	15,000	0		$29.93	01/05/14
	43,750	6,250		$14.72	07/30/14
Ronald C. Weigner	12,000	0		$32.00	01/04/10	10,000		$191,400	5,000	$95,700
	30,000	0		$17.25	03/21/11	5,000		$95,700
	950	0		$20.02	10/15/11
	125,000	0		$24.50	11/14/11
	30,000	0		$23.50	01/30/12
	503	0		$18.44	06/24/12
	30,000	0		$16.88	11/22/12
	503	0		$12.97	02/07/13
	392	0		$17.60	07/01/13
	24,000	0		$27.11	11/11/13
	6,000	0		$29.93	01/05/14
	26,250	3,750		$14.72	07/30/14
Gerald G. Colella	11,000	0		$32.00	01/04/10	14,000		$267,960	7,500	$143,550
	30,000	0		$17.25	03/21/11	7,500		$143,550
	823	0		$20.02	10/15/11	3,000	(4)	$57,420
	125,000	0		$24.50	11/14/11

	Option Awards(1)					Stock Awards(2)
			Equity			Number	Market		Equity Incentive
			Incentive Plan			of Shares	Value of	Equity Incentive	Plan
	Number of	Number of	Awards:			or Units	Shares or	Plan	Awards: Market or
	Securities	Securities	Number of			of Stock	Units of	Awards: Number	Payout Value of
	Underlying	Underlying	Securities			That	Stock	of Unearned	Unearned Shares,
	Unexercised	Unexercised	Underlying	Option		Have	That Have	Shares, Units or	Units or Other
	Options	Options	Unearned	Exercise	Option	Not	Not	Other Rights That	Rights That Have
	Exercisable	Unexercisable	Options	Price	Expiration	Vested	Vested(3)	Have Not Vested	Not Vested(3)
Name	(#)	(#)	(#)	($)	Date	(#)	($)	(#)	($)

	30,000	0		$23.50	01/30/12
	436	0		$18.44	06/24/12
	375	0		$18.12	05/29/13
	28,000	0		$27.11	11/11/13
	250	0		$26.86	12/03/13
	7,000	0		$29.93	01/05/14
	4,375	4,375		$14.72	07/30/14
Frank W. Schneider						2,084	$39,887	5,000	$95,700
						25,000	$478,500
						5,000	$95,700
John A. Smith	7,500	0		$32.00	01/04/10	10,000	$191,400	5,000	$95,700
	55,000	0		$24.75	11/19/11	5,000	$95,700
	461	0		$18.44	06/24/12
	24,000	0		$27.11	11/11/13
	6,000	0		$29.93	01/05/14
	6,563	4,375		$14.72	07/30/14
William D. Stewart	11,000	0		$32.00	01/04/10	12,000	$229,680	6,000	$114,840
	24,000	0		$27.11	11/11/13	6,000	$114,840
	6,000	0		$29.93	01/05/14
	5,625	3,750		$14.72	07/30/14

(1)	Stock options listed above have a 10-year term and vest 1/4 on the one year anniversary of the date of grant, and thereafter in equal quarterly installments over the next three years.

(2)	Except as provided in footnote 4, RSUs vest in equal annual installments over 3 years and 50% of the RSUs are also subject to achievement of performance criteria. Restricted stock vests in full on the third anniversary of the date of grant.

(3)	Reflects the values as calculated based on the closing price of our common stock on December 31, 2007 of $19.14 per share.

(4)	This RSU vests 33 1/3 on the one year anniversary of the date of grant and each successive anniversary thereafter through the third anniversary, and is not subject to performance criteria.

Option Exercises and Stock Vested in Fiscal Year 2007

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized on
	Acquired on Exercise	Upon Exercise(1)	Acquired on Vesting	Vesting
Name	(#)	($)	(#)	($)

Leo Berlinghieri	—	—	—	—
Ronald C. Weigner	60,000	$1,265,140	—	—
Gerald G. Colella	29,531	$262,278	—	—
Frank W. Schneider	—	—	1,666	$38,446
John A. Smith	44,428	$361,906	—	—
William D. Stewart	251,250	$1,313,657	—	—

(1)	Value realized represents the excess of the fair market value of the shares at the time of exercise over the exercise price of options.

Pension Benefits

Pursuant to employment agreements, we provide supplemental retirement benefits to certain executives including Messrs. Berlinghieri, Weigner and Colella. These supplemental benefits are designed to reward long service with us and to serve as a significant incentive for these executives to remain with us. In addition, these benefits are designed to provide for supplemental retirement benefits for executives that are not available under our company-wide employee benefit plans due to regulatory limitations on benefit accruals.

The benefits vest upon the employee reaching both (i) specified ages and (ii) 25 years of service with us, in each case while employed with us, or upon the employee’s earlier death, disability, termination without cause (as defined in the employment agreements) or a qualifying termination in connection with a change-in-control (as defined in the agreement) and are forfeited in the event of termination for cause. When fully vested, the benefits provide for lifetime annual payments equal to 50% of the employee’s final average compensation, with 50% of such amount payable to his spouse for life after the employee’s death, or a lump sum payment of an aggregate amount calculated in accordance with actuarial tables. These benefits are not subject to any deduction for social security or other offset amounts. Final average compensation is equal to the average of officer’s three highest years of compensation (salary plus bonus) during the 10 years prior to the officer’s retirement (or other qualifying termination).

The table below summarizes the present value as of December 31, 2007 of the accumulated benefits of our Named Executive Officers under their Supplemental Pension arrangements.

PENSION BENEFITS

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	the Last Fiscal Year
Name	Plan Name	(#)(1)	($)(2)	($)

Leo Berlinghieri	Supplemental Retirement Benefits under Employment Agreement	25	$3,861,076	$0
Ronald C. Weigner	Supplemental Retirement Benefits under Employment Agreement	25	$2,274,670	$0
Gerald G. Colella	Supplemental Retirement Benefits under Employment Agreement	24	$2,025,784	$0
Frank W. Schneider	N/A	N/A	N/A	N/A
John A. Smith	N/A	N/A	N/A	N/A
William D. Stewart	N/A	N/A	N/A	N/A

(1)	Maximum number of years credited is 25.

(2)	Present value of accumulated benefit is calculated using the same assumptions we used for financial reporting purposes. The calculations use a discount rate of 5.0%, salary increases of 4.5% per annum and the 1994 Group Annuity Reserve Mortality Table.

Nonqualified Deferred Compensation

We have provided supplemental defined contribution retirement benefits to Mr. Smith. We contribute an annual amount equal to 15% of Mr. Smith’s salary, and may elect to contribute additional amounts in our sole discretion. These amounts are placed into hypothetical investment instruments in accordance with Mr. Smith’s instruction. These benefits fully vest upon Mr. Smith retiring at age 65. When fully vested, the benefits provide for annual installment payments from Mr. Smith’s account over 10, 15 or 20 years, or a lump sum payment, as elected by Mr. Smith. Mr. Smith may also elect to defer up to 25% of his base salary and up to 100% of his bonus, until a time specified by Mr. Smith. These benefits are not subject to any deduction for social security or other offset amounts.

NONQUALIFIED DEFERRED COMPENSATION

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at
	Last FY	Last FY	Last FY	Distributions	Last FYE
Name	($)	($)	($)	($)	($)

Leo Berlinghieri	N/A	N/A	N/A	N/A	N/A
Ronald C. Weigner	N/A	N/A	N/A	N/A	N/A
Gerald G. Colella	N/A	N/A	N/A	N/A	N/A
Frank W. Schneider	N/A	N/A	N/A	N/A	N/A
John A. Smith	$0	$113,164	$32,789	$0	$563,176
William D. Stewart	N/A	N/A	N/A	N/A	N/A

Potential Payments Upon Termination of Employment or Change-in-Control

This section summarizes each Named Executive Officers’ estimated payments and other benefits that would be received by the Named Executive Officer or his estate if his employment had terminated on December 31, 2007, under the circumstances set forth below.

Mr. Berlinghieri

Mr. Berlinghieri’s employment and equity agreements provide for the following:

•	If Mr. Berlinghieri’s employment is terminated by us (other than for failure or refusal to perform his obligations, commitment of acts not in our interest, commission of a felony or willful misconduct), he will receive salary for 12 months after the date of such termination. He will also receive company paid medical, dental, life and vision insurance for 12 months.

•	If Mr. Berlinghieri’s employment is terminated by us without “cause” or by Mr. Berlinghieri for “good reason” (each as defined in the agreement), within two years after a change-in-control, and certain other criteria are met, Mr. Berlinghieri will be entitled to:

•	Salary and bonus for 36 months paid in a lump sum and grossed-up for applicable state and federal taxes;

•	Paid medical, dental, life and vision insurance for 36 months;

•	Full vesting of restricted stock and RSUs; and

•	A tax gross-up for any taxes due under Code Section 4999 for excise parachute payments.

During the term of Mr. Berlinghieri’s employment and for a period of one year thereafter (or two years, if employment was terminated by Mr. Berlinghieri other than for “good reason”), Mr. Berlinghieri may not (i) engage in any competitive business or activity, (ii) work for or become a partner with any of our employees, officers or agents, or (iii) have any financial interest in or be a director, officer, 1% shareholder, partner, employee or consultant to any of our competitors. For a period of two years after termination of employment, Mr. Berlinghieri may not (i) solicit any customer to become a customer, distributor or supplier of any other person or entity or to cease doing business with us, or (ii) solicit or hire any of our employees or agents to terminate such person’s employment or engagement with us or to work for a third party.

Other Named Executive Officers

All of the other Named Executive Officers’ employment terms are month to month, with termination upon death, disability, or at our election if the employee fails to perform his duties or commits any act not in our best interest. Messrs. Colella, Schneider, Smith, Stewart and Weigner are entitled to the following benefits under their agreements:

•	Severance equal to 1/2 of their base salary in the event that they are terminated without cause; and

•	Six months continuation of specified health benefits at our cost.

Messrs. Colella and Weigner also receive gross-up payment for any excise taxes imposed under Code Section 4999 and Messrs. Stewart and Weigner also receive retiree medical benefits.

We have provided supplemental defined contribution retirement benefits to Mr. Smith. We contribute an annual amount equal to 15% of Mr. Smith’s salary, and may elect to contribute additional amounts in our sole discretion. These amounts are placed into hypothetical investment instruments in accordance with Mr. Smith’s instruction. These benefits fully vest upon Mr. Smith retiring when he is at least age 65. When fully vested, the benefits provide for annual installment payments from Mr. Smith’s account over 10, 15 or 20 years, or a lump sum payment, as elected by Mr. Smith. Mr. Smith may also elect to defer up to 25% of his base salary and up to 100% of his bonus, until a time specified by Mr. Smith. These benefits are not subject to any deduction for social security or other offset amounts.

Each of the Named Executive Officers’ employment agreements (other than Mr. Schneider’s) contains a non-competition provision. With respect to Messrs. Colella, Smith, Stewart and Weigner, such employees may not, during the term of their employment and for the period of one year after termination of employment (or, in the case of Messrs. Weigner and Stewart, two years if employment was terminated by such employee other than for good reason (as defined in the agreement)):

•	engage in any competitive business or activity;

•	work for, employ, become a partner with, or cause to be employed, any of our employees, officers or agents;

•	give, sell or lease any competitive services or goods to any of our customers; or

•	have any material financial interest in or be a director, officer, partner, employee or consultant to or exceed specified shareholding limitations in, any of our competitors.

Each of the employment agreements (other than Mr. Schneider’s) also contains non-solicitation provisions. During the term of employment and for a period of two years after termination of employment (one year for Messrs. Colella and Smith), the employees may not (i) solicit any customer to become a customer, distributor or supplier of any other person or entity or to cease doing business with us, or (ii) solicit or hire any of our employees or agents to terminate such person’s employment or engagement with us or to work for a third party.

Each Named Executive Officer’s RSUs and restricted stock awards provide for 100% acceleration of vesting of all shares if the executive is terminated without cause or resigns with good reason within 24 months of a change-in-control, as defined in the agreement. RSUs typically vest in three equal annual installments, and 50% are generally subject to performance criteria. Restricted stock awards normally vest in full on the third anniversary of the date of grant.

Potential Payments Upon Termination or Change-in-Control — Leo Berlinghieri

						Gross up
						of I.R.C.
						Golden
					State and	Parachute
	Cash Severance		Value of		Federal	excise tax
		Management	Accelerated		Income Tax	resulting from
Termination	Base	Incentive	Unvested	Benefits	Gross-up on	Change-in-
Circumstance	Salary	Bonus	Equity	Continuation(1)	Cash Severance	Control(2)	Total(3)

Involuntary Without Cause Termination	$485,000 (1x salary)	N/A	N/A	$17,541	N/A	N/A	$502,541
Within 24 Months Following a Change-in-Control:
• Involuntary Without Cause Termination, or Executive Resignation for Good Reason(4),(5)	$1,455,000 (3x salary)	$1,455,000 (3x bonus)	$1,907,588	$52,623	$2,001,971	$3,285,385	$10,157,567
Death(6)	$485,000 (1x salary)	N/A	$1,104,243	N/A	N/A	N/A	$1,589,243
Disability(6)	N/A	N/A	$1,104,243	N/A	N/A	N/A	$1,104,243

(1)	Benefits Continuation reflects our cost for life insurance, medical, dental and vision coverage for 12 months following involuntary without cause termination or 36 months following a change-in-control.

(2)	For purposes of assessing whether Mr. Berlinghieri would be liable for a 280G excise tax (and in turn entitled to a gross-up from us), the calculations assume that if Mr. Berlinghieri was terminated within 24 months of a change-in-control, the vesting on his options would be accelerated (which the Board of Directors may determine at its discretion).

(3)	The total does not include the present value of accumulated benefit under the Supplemental Retirement Benefits. See the Pension Benefits table for this information.

(4)	100% of the unvested RSUs and restricted stock award vests. For purposes of determining the value of the acceleration of unvested options, the calculations assume that Mr. Berlinghieri was terminated following the change-in-control and the vesting on his options was accelerated by the Board of Directors, which the Board of Directors may determine at its discretion.

(5)	We will reimburse Mr. Berlinghieri for any state and federal income taxes associated with the severance payment, as well as any excise taxes due under Internal Revenue Code Section 280G.

(6)	Upon death and disability, RSUs fully vest and the percentage of restricted stock equal to the percentage of time between the grant date and the third anniversary of the grant date remaining at the time of such death or disability is forfeited. The stated value assumes the death or disability occurred on December 31, 2007.

Potential Payments Upon Termination or Change-in-Control — Ronald C. Weigner

					Gross up
					of I.R.C.
					Golden
					Parachute
		Value of			excise tax
	Cash Severance	Accelerated		Retiree	resulting from
Termination	Base	Unvested	Benefits	Medical	Change-in-
Circumstance:	Salary	Equity	Continuation(1)	Benefits(2)	Control(3)	Total(4)

Involuntary Without Cause Termination	$131,500 (0.5x salary)	N/A	$591	$175,054	N/A	$307,145
Executive Resignation with Good Reason	N/A	N/A	N/A	$175,054	N/A	$175,054
Within 24 Months of a Change-in-Control:
• Termination by the Company Without Cause(5),(6),(7)	$131,500 (0.5x salary)	$407,633	$591	$175,054	$0	$714,778
Within 24 Months of a Change-in-Control:
• Executive Resignation for Good Reason(5),(6),(7)	N/A	$407,633	N/A	$175,054	$0	$582,687
Retirement	N/A	N/A	N/A	$117,417	N/A	$117,417
Death(8)	N/A	$197,907	N/A	$113,526	N/A	$311,433
Disability(8)	N/A	$197,907	N/A	$175,054	N/A	$372,961

(1)	Benefits Continuation reflects our cost for life insurance, dental and vision coverage for 6 months.

(2)	Retiree Medical Benefits represent the estimated present value of the retiree medical benefit assuming the separation occurred on December 31, 2007.

(3)	For purposes of assessing whether Mr. Weigner would be liable for a 280G excise tax (and in turn entitled to a gross-up from us), the calculations assume that if Mr. Weigner was terminated within 24 months of a change-in-control, the vesting on his options would be accelerated (which the Board of Directors may determine at its discretion).

(4)	The total does not include the present value of accumulated benefit under the Supplemental Retirement Benefits. See the Pension Benefits table for this information.

(5)	100% of the unvested RSUs and restricted stock awards vests. For purposes of determining the value of the acceleration of unvested options, the calculations assume that Mr. Weigner was terminated following the change-in-control and the vesting on his options was accelerated by the Board of Directors, which the Board of Directors may determine at its discretion.

(6)	Upon a change-in-control, Mr. Weigner may be subject to certain excise taxes under Section 280G of the Internal Revenue Code. We will reimburse Mr. Weigner for those excise taxes as well as any income and excise taxes payable by Mr. Weigner as a result of any reimbursement for the 280G excise taxes. Had Mr. Weigner been terminated following a change-in-control on December 31, 2007, there would not have been an excise tax liability due.

(7)	To be eligible for retiree medical benefits, the termination only needs to occur within 36 months of the change-in-control.

(8)	Upon death and disability, RSUs fully vest and the percentage of restricted stock equal to the percentage of time between the grant date and the third anniversary of the grant date remaining at the time of such death or disability is forfeited. The stated value assumes the death or disability occurred on December 31, 2007.

Potential Payments Upon Termination or Change-in-Control — Gerald G. Colella

				Gross up
				of I.R.C.
				Golden
				Parachute
		Value of		excise tax
	Cash Severance	Accelerated		resulting from
Termination	Base	Unvested	Benefits	Change-in-
Circumstance:	Salary	Equity	Continuation(1)	Control(2)	Total(3)

Involuntary Without Cause Termination	$175,000 (0.5x salary)	N/A	$9,137	N/A	$184,137
Within 24 Months of a Change-in-Control:
• Termination by the Company Without Cause(4),(5)	$175,000 (0.5x salary)	$641,488	$9,137	$0	$825,625
Within 24 Months of a Change-in-Control
• Executive Resignation with Good Reason(4),(5)	N/A	$641,488	N/A	$0	$641,488
Death or Disability(6)	N/A	$282,097	N/A	N/A	$282,097

(1)	Benefits Continuation reflects our cost for life insurance, medical, dental and vision coverage for 6 months.

(2)	For purposes of assessing whether Mr. Colella would be liable for a 280G excise tax (and in turn entitled to a gross-up from us), the calculations assume that if Mr. Colella was terminated within 24 months of a change-in-control, the vesting on his options would be accelerated (which the Board of Directors may determine at its discretion).

(3)	The total does not include the present value of accumulated benefit under the Supplemental Retirement Benefits. See the Pension Benefits table for this information.

(4)	100% of the unvested RSUs and restricted stock awards vest. For purposes of determining the value of the acceleration of unvested options, the calculations assume that Mr. Colella was terminated following the change-in-control and the vesting on his options was accelerated by the Board of Directors, which the Board of Directors may determine at its discretion.

(5)	Upon a change-in-control, Mr. Colella may be subject to certain excise taxes under Section 280G of the Internal Revenue Code. We will reimburse Mr. Colella for those excise taxes as well as any income and excise taxes payable by Mr. Colella as a result of any reimbursement for the 280G excise taxes. Had Mr. Colella been terminated following a change-in-control on December 31, 2007, there would not have been an excise tax liability due.

(6)	Upon death and disability, RSUs fully vest and the percentage of restricted stock equal to the percentage of time between the grant date and the third anniversary of the grant date remaining at the time of such death or disability is forfeited. The stated value assumes the death or disability occurred on December 31, 2007.

Potential Payments Upon Termination or Change-in-Control — Frank W. Schneider

		Value of
		Accelerated
Termination	Cash Severance	Unvested	Benefits
Circumstance:	Base Salary	Equity	Continuation(1)	Total

Involuntary Without Cause Termination	$117,500 (0.5x salary)	N/A	N/A	$117,500
Within 24 Months of a Change-in-Control:
• Termination by the Company Without Cause(2)	$117,500 (0.5x salary)	$709,788	$5,330	$832,618
Within 24 Months of a Change-in-Control
• Executive Resignation with Good Reason(2)	N/A	$709,788	N/A	$709,788
Death or Disability(3)	N/A	$351,563	N/A	$351,563

(1)	Benefits Continuation reflects our cost for medical, dental and vision coverage for 6 months.

(2)	100% of the unvested RSUs and restricted stock awards vest.

(3)	Upon death and disability, RSUs fully vest and the percentage of restricted stock equal to the percentage of time between the grant date and the third anniversary of the grant date remaining at the time of such death or disability is forfeited. The stated value assumes the death or disability occurred on December 31, 2007.

Potential Payments Upon Termination or Change-in-Control — John A. Smith

		Value of
		Accelerated
Termination	Cash Severance	Unvested	Benefits
Circumstance:	Base Salary	Equity	Continuation(1)	Total(2)

Involuntary Without Cause Termination	$142,500 (0.5x salary)	N/A	$5,432	$147,932
Within 24 Months of a Change-in-Control:
• Termination by the Company Without Cause(3)	$142,500 (0.5x salary)	$411,808	$5,432	$559,740
Within 24 Months of a Change-in-Control
• Executive Resignation with Good Reason	N/A	$411,808	N/A	$411,808
Death or Disability(4)	N/A	$202,053	N/A	$202,053

(1)	Benefits continuation reflects our cost for life insurance, medical, dental and vision coverage for 6 months.

(2)	The total does not include the present value of the accumulated benefit of deferred compensation. See the Nonqualified Deferred Compensation table for this information.

(3)	100% of the unvested RSUs and restricted stock awards vest. For purposes of determining the value of accelerated unvested options, the calculations assume that Mr. Smith was terminated following the change-in-control and the vesting of his options was accelerated by the Board of Directors, which the Board of Directors may determine at its discretion.

(4)	Upon death and disability, RSUs fully vest and the percentage of restricted stock equal to the percentage of time between the grant date and the third anniversary of the grant date remaining at the time of such death or disability is forfeited. The stated value assumes the death or disability occurred on December 31, 2007.

Potential Payments Upon Termination or Change-in-Control — William D. Stewart

		Value of
		Accelerated		Retiree
Termination	Cash Severance	Unvested	Benefits	Medical
Circumstance:	Base Salary	Equity	Continuation(1)	Benefits(2)	Total

Involuntary Without Cause Termination	$130,000 (0.5x salary)	N/A	$374	$41,375	$171,749
Executive Resignation with Good Reason	N/A	N/A	N/A	$41,375	$41,375
Within 24 Months of a Change-in-Control:
• Termination by the Company Without Cause(3),(4)	$130,000 (0.5x salary)	$484,223	$374	$41,375	$655,972
Within 24 Months of a Change-in-Control
• Executive Resignation with Good Reason(3),(4)	N/A	$484,223	N/A	$41,375	$525,598
Retirement	N/A	N/A	N/A	$23,992	$23,992
Death(5)	N/A	$232,493	N/A	N/A	$232,493
Disability(5)	N/A	$232,493	N/A	$41,375	$273,868

(1)	Benefits Continuation reflects our cost for life insurance, dental and vision coverage for 6 months.

(2)	Retiree Medical Benefits represent the estimated present value of the retiree medical benefit assuming the separation occurred on December 31, 2007.

(3)	100% of the unvested RSUs and restricted stock awards vest. For purposes of determining the value of the acceleration of unvested options, the calculations assume that Mr. Stewart was terminated following the change-in-control and the vesting on his options was accelerated by the Board of Directors, which the Board of Directors may determine at its discretion.

(4)	To be eligible for retiree medical benefits, the termination only needs to occur within 36 months of the change-in-control.

(5)	Upon death and disability, RSUs fully vest and the percentage of restricted stock equal to the percentage of time between the grant date and the third anniversary of the grant date remaining at the time of such death or disability is forfeited. The stated value assumes the death or disability occurred on December 31, 2007.

DIRECTOR COMPENSATION

Cash Compensation

The following table summarizes cash compensation payable by us to non-employee directors.

	Annual	Attendance Fee
	Retainer	per Meeting

Chairman	$75,000	$2,000
Other Board Members	$32,000	$2,000
Audit Committee Chairman	$12,000	$1,500
Other Audit Committee Members	—	$1,500
Compensation Committee Chairman	$10,000	$1,500
Other Compensation Committee Members	—	$1,500
Nominating & Corporate Governance Committee Chairman	$6,000	$1,500
Other Nominating & Corporate Governance Committee Members	—	$1,500

Equity Compensation

Non-employee directors participate in our 2004 Stock Incentive Plan, which is administered by the Board of Directors. Non-employee directors receive automatic grants of RSUs as follows:

		Number of
Type of Award	Date of Award	RSUs	Vesting Schedule

Initial Award	Date of initial election to Board	6,666	Vests in 12 equal quarterly installments over a three year period
Annual*	Date of each Annual Meeting of Shareholders	4,000	Fully vests on the day prior to the first annual meeting of shareholders following the date of grant (or if no such meeting is held within 13 months after the date of grant, on the 13 month anniversary of the date of grant)

*	Non-employee directors are eligible to receive annual awards if the non-employee director has been in office for at least six months prior to the date of the respective annual meeting of shareholders.

Mr. Bertucci

Mr. Bertucci resigned from his employment as our Executive Chairman effective December 31, 2006. At that time, he remained a Class III director and became non-executive Chairman of the Board. Pursuant to the terms of his employment agreement, he received 18 months of severance, valued at $675,000, which was paid in 2007. In exchange, he was available for consultation to us for up to ten hours per month until December 31, 2007. Mr. Bertucci also receives retiree medical benefits under his agreement, which had a net present value of $79,363 as of December 31, 2007, and which requires that he make an annual contribution toward the benefit of $1,500, plus 30% of all costs. Mr. Bertucci also receives a car allowance for life, which had a net present value of $192,436 as of December 31, 2007. Until the date that is two years after the termination of his employment, Mr. Bertucci may not (i) manage, participate in or carry on a competing business, (ii) maintain an ownership interest of 1% in any competing business, (iii) solicit or contact any of our customers to purchase a competing product or divert business from us, or (iv) induce any customer or supplier to terminate or materially change its relationship with us. In addition, during such period, he may not induce any of our employees or agents to terminate such employment or agency relationship or violate any agreement with us.

The following table summarizes compensation paid to non-employee directors in 2007. Mr. Hanley is excluded from the table because he became a director in March 2008 and Mr. Berlinghieri is excluded from the table because he is an executive officer, and his compensation is set forth in the Executive Officer section above, under the heading Summary Compensation Table.

Director Compensation Table

							Change in
							Pension
							Value and
	Fees						Nonqualified
	Earned or					Non-Equity	Deferred
	Paid in	Stock		Option		Incentive Plan	Compensation	All Other
	Cash	Awards		Awards		Compensation	Earnings	Compensation		Total
Name	($)	($)(1)		($)(1)		($)	($)	($)		($)

Cristina H. Amon	$29,836	$39,749		—		$0	$0	$0		$69,585
Robert R. Anderson	$55,500	$65,849		$51,658		$0	$0	$0		$173,007
Gregory R. Beecher	$57,313	$65,849		$67,891		$0	$0	$0		$191,053
John R. Bertucci	$85,000	$0	(2)	$0	(3)	$0	$0	$946,799	(4)	$1,031,799
Richard S. Chute	$52,500	$65,849		$51,658		$0	$0	$55,000	(5)	$225,007
Hans-Jochen Kahl	$47,500	$65,849		$51,658		$0	$0	$0		$165,007
Louis P. Valente	$66,197	$65,849		$51,658		$0	$0	$0		$183,704

(1)	Represents the proportionate amount of the total fair value of equity awards recognized by us as an expense in 2007 for financial accounting purposes. The fair values of these awards and the amounts expensed in 2007 were determined in accordance with FAS 123R. The awards for which expense is shown in this table include awards granted in previous years for which we recognized expense in 2007. The assumptions used in determining the grant date fair values of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Reports on Form 10-K filed with the Commission. Aggregate grant date fair values, calculated in accordance with FAS 123R, for RSUs granted in 2007 to the non-employee directors were $183,048 for Ms. Amon (who received an RSU for 6,666 shares) and $109,840 for each of the other non-employee directors (who received RSUs for 4,000 shares). These grants were made on May 7, 2007. Aggregate number of equity awards (vested and unvested) to non-employee directors outstanding at December 31, 2007 were as follows: Ms. Amon, 5,000 RSUs; Mr. Anderson, 62,819 options and 4,000 RSUs; Mr. Beecher, 20,000 options and 4,000 RSUs; Mr. Chute, 76,500 options and 4,000 RSUs; Mr. Kahl, 14,819 options and 4,000 RSUs; and Mr. Valente, 82,500 options and 4,000 RSUs.

(2)	In 2007, Mr. Bertucci did not receive an equity grant in his capacity as a director, as he had not been a non-employee director for 6 months at the time of the 2007 annual director grant.

(3)	As of December 31, 2007, Mr. Bertucci had 8,819 options outstanding, which options were granted to him in his former capacity as a director of Applied Science and Technology, Inc., which was acquired by MKS in 2001.

(4)	In 2007, Mr. Bertucci received $675,000 as severance in connection with the termination of his employment as Executive Chairman effective as of December 31, 2006, pursuant to the terms of his previous employment agreement. In exchange for the severance payment, Mr. Bertucci was available for consulting services for up to ten hours per month through December 31, 2007. Mr. Bertucci also receives retiree medical benefits under his previous employment agreement, which had a net present value of $79,363 as of December 31, 2007, and which requires that he make an annual contribution toward the benefit of $1,500, plus 30% of all costs. Mr. Bertucci also receives a car allowance for life, which had a net present value of $192,436 as of December 31, 2007.

(5)	Fees earned by Mr. Chute for 2007 include $55,000 as a legal retainer, which retainer was terminated effective as of December 1, 2007.

Transactions with Related Persons

Mr. Stewart, our Vice President and General Manager of the Vacuum Products Group, is the general partner of Aspen Industrial Park Partnership, LLLP and 5330 Sterling Drive, LLC (collectively, “Aspen”). Three of Mr. Stewart’s siblings, Timothy Stewart, Christopher Stewart and Marian Stewart, are also partners in Aspen. We leased from Aspen certain facilities occupied by our Vacuum Products Group in Boulder, Colorado, until Aspen sold those facilities to a third party on March 30, 2007. We paid Aspen approximately $191,000 in 2007 to lease such facilities. The leases were entered into, and were later extended, at then prevailing market rates. Since March 30, 2007, we no longer lease any facilities from Aspen.

Mr. Stewart shares a household with our Director of Operations, Vacuum Products Group, located in Boulder, Colorado, who received from MKS $184,175 in salary, an annual bonus targeted at 25% of her salary (approximately $26,000 for 2007), and received in 2007 RSU grants for an aggregate of 3,250 shares of our Common Stock (with aggregate grant date value of approximately $73,710).

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing and approving the terms and conditions of all material related party transactions. The Audit Committee annually reviews and approves transactions in which any related party may have a direct or indirect material interest.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of our Board of Directors is currently composed of three members and acts under a written charter adopted and approved on February 4, 2004 and amended on February 12, 2007. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the NASDAQ Stock Market, and possess the financial sophistication required by such charter and rules. The Audit Committee held five meetings during the fiscal year ended December 31, 2007.

Management is responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm, PwC, is responsible for performing an independent audit of our Company’s financial statements and our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States), and issues a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with our management, internal accounting, financial and internal auditing personnel and the independent registered public accounting firm, the following:

•	the plan for, and the independent registered public accounting firm’s report on, audits of our financial statements;

•	our financial disclosure documents, including all financial statements and reports filed with the Commission or sent to shareholders;

•	management’s selection, application and disclosure of critical accounting policies;

•	major changes in our significant accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to us; and

•	the adequacy of our internal controls and accounting, financial and internal auditing personnel.

The Audit Committee reviewed our audited financial statements for the fiscal year ended December 31, 2007 and discussed these financial statements with our management. Management represented to the Audit Committee that our financial statements had been prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards No. 61 “Communication with Audit Committees,” as amended (SAS 61), with PwC, our independent registered public accounting firm. SAS 61 requires our independent registered public accounting firm to discuss with our Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the registered public accounting firm’s conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

Our independent registered public accounting firm also provided the Audit Committee with written disclosures and a letter required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees.” Independence Standards Board Standard No. 1 requires registered public accounting firms annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent registered public accounting firm their independence from us. The Audit Committee also considered whether the independent registered public accounting firm’s provision of the other, non-audit related, services to us, which are referred to below, is compatible with maintaining such independent registered public accounting firm’s independence.

Based on its discussions with management and the independent registered public accounting firm and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in the our Annual Report on Form 10-K for the year ended December 31, 2007.

By the Audit Committee of the Board of Directors of MKS Instruments, Inc.

Gregory R. Beecher, Chairman
Robert R. Anderson
Louis P. Valente

SECTION 16(a) BENEFICIAL
OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act (“Section 16(a)”) requires executive officers, directors and shareholders who beneficially own more than ten percent (10%) of the our stock to file initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 with the Commission and any national securities exchange on which our securities are registered. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by the Commission’s regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to us and written representations from the executive officers and directors, pursuant to Item 405 of Regulation S-K, we believe that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) shareholders were complied with, except that the sale of shares by Mr. Bertucci on March 29th and May 24th, the sale of shares by Mr. Anderson on May 8th, and the exercise and sale of options by Mr. Robert Klimm on April 25th, were reported late.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

On February 5, 2008, the Audit Committee appointed PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008. PwC was our independent registered public accounting firm for the fiscal year ended December 31, 2007.

Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders. In the event that the ratification of the appointment of PwC as our independent registered public accounting firm is not obtained at the Annual Meeting, the Board of Directors will reconsider its appointment.

THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL TO RATIFY THE APPOINTMENT OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008 IS IN THE BEST INTERESTS OF MKS AND OUR SHAREHOLDERS AND THEREFORE RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

OTHER MATTERS

The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and personal interviews and we reserve the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For the years ended December 31, 2007 and 2006, aggregate fees for professional services rendered by our independent registered public accounting firm, PwC, in the following categories were as follows:

	2007	2006

Audit Fees	$1,807,497	$2,239,222
Audit-Related Fees	—	—
Tax Fees	707,214	378,746
All Other Fees	1,500	13,800

Total	$2,516,211	$2,631,768

Audit Fees for the years ended December 31, 2007 and 2006 were for professional services provided for the audit of our consolidated financial statements and of our internal control over financial reporting, statutory and subsidiary audits, consents and assistance with review of documents filed with the Commission.

Tax Fees for the year ended December 31, 2007 were for services related to tax compliance, including the preparation of tax returns; and tax planning and tax advice, including assistance with acquisitions, mergers, reorganizations and foreign operations. Tax Fees for the year ended December 31, 2006 were for services related to tax compliance, including the preparation of tax returns; and tax planning and tax advice, including assistance with acquisitions, mergers and foreign operations.

All Other Fees for the year ended December 31, 2007 were for research software, and for the year ended December 31, 2006, were for research software and a study on fringe related costs.

In 2007, no fees were provided under the de minimis exception to the Audit Committee pre-approval requirements, and in 2006, $300 (or less than 0.1% of total 2006 fees) of All Other Fees were provided under the de minimis exception.

Pre-Approval Policy and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to provide audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of service to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the Chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by the Chairman of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

The Audit Committee has considered and determined that the provision of the non-audit services noted in the foregoing table is compatible with maintaining PwC’s independence.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
FOR THE 2009 ANNUAL MEETING

Proposals of shareholders intended to be presented at the 2009 Annual Meeting of Shareholders must be received by us at our principal office in Andover, Massachusetts not later than November 18, 2008, for inclusion in the proxy statement for that meeting.

In addition, our By-Laws (which are on file with the Commission) require that we be given advance notice of matters that shareholders wish to present for action at an Annual Meeting of Shareholders (other than matters included in MKS’s proxy statement in accordance with Rule 14a-8 of the Exchange Act). The required written notice must be delivered to our Secretary at our principal offices at least 60 days prior to the Annual Meeting, but no more than 90 days prior to such meeting or it will be considered untimely. However, if less than 40 days notice of the Annual Meeting is provided to the shareholders, the written notice of the shareholder must be received by our Secretary no later than 10 days after the notice of the Annual Meeting was mailed or publicly disclosed. The advance notice provisions of our By-Laws contain the requirements of the written notice of shareholders and supersede the notice requirement contained in Rule 14a-4(c)(1) under the Exchange Act.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

Some banks, brokers and other nominee record holders are currently “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: MKS Instruments, Inc., 2 Tech Drive, Suite 201, Andover, Massachusetts 01810, (978) 645-5500, Attn: Investor Relations. You may also access our proxy statement and related materials at www.mksinstruments.com/ProxyMaterials. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

By Order of the Board of Directors,

RICHARD S. CHUTE
Secretary

March 17, 2008

THE BOARD OF DIRECTORS ENCOURAGES SHAREHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. SHAREHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

Appendix A
Form of Proxy Card
ANNUAL MEETING OF SHAREHOLDERS OF
MKS INSTRUMENTS, INC.
MAY 5, 2008
Please detach and mail in the envelope provided.
Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.mksinstruments.com/ProxyMaterials

MKS INSTRUMENTS, INC.
2008 ANNUAL MEETING OF SHAREHOLDERS
MAY 5, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned shareholder of MKS Instruments, Inc., a Massachusetts corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 17, 2008, and hereby appoints Leo Berlinghieri, Richard S. Chute and Ronald C. Weigner, and each of them acting singly, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2008 Annual Meeting of Shareholders of the Company to be held on May 5, 2008, at 10:00 a.m. at the Wyndham Boston Andover Hotel, 123 Old River Road, Andover, MA 01810, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their discretion, upon any other matters which may properly come before the meeting.
This proxy, when properly executed, will be voted as directed on the reverse side, or, if no contrary direction is indicated, will be voted FOR the election of three (3) nominees listed on the reverse side as Class III Directors of the Company, FOR proposal 2 and as said proxies deem advisable on such matters as may properly come before the meeting.
PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.
(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

[MKS Logo]	VOTE BY MAIL
MKS Instruments, Inc. 2 TECH DRIVE SUITE 201 ANDOVER, MA 01810	Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to MKS Instruments, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	MKSTR1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
MKS INSTRUMENTS, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
Vote on Directors
1. To elect three (3) Class III Directors for a term of three (3) years.
Nominees:
01) Robert R. Anderson
02) Gregory R. Beecher
03) John R. Bertucci
[     ] FOR ALL
[     ] WITHHOLD FOR ALL
[     ] FOR ALL EXCEPT
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Proposal
2. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2008.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]
TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.
NOTE: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date:

Signature (Joint Owners)	Date: